Exhibit 10.2

First Amendment
to
Stock Purchase Agreement

among

Xedar Corporation

and

Atlantic Systems Corporation,
a Virginia corporation

and

Don W. Rakestraw, Jeffrey R. Grime, and J.O. McFalls, III

Constituting All of The Shareholders of

Atlantic Systems Corporation,
a Virginia corporation

Dated  July 26, 2007

First Amendment To
Stock Purchase Agreement

First Amendment
to
Stock Purchase Agreement

This First Amendment To Stock Purchase Agreement (this "Amendment") is entered into as of July 26, 2007, by and among Xedar Corporation., a  Colorado corporation ("Buyer"), Don W. Rakestraw, Jeffrey R. Grime, and J.O. McFalls, III (each individually a "Shareholder" and collectively the "Shareholders"), constituting all of the Shareholders of Atlantic Systems Corporation, a Virginia corporation (the "Company"), and the Company.

RECITALS

A.           Buyer, Shareholders and the Company are parties to that certain Stock Purchase Agreement dated March 22, 2007 (Purchase Agreement).

B.           Buyer, Shareholders, and the Company now desire to amend and modify certain provisions of the Purchase Agreement as more particularly set forth below.

AGREEMENT

In consideration of the terms hereof, the parties agree as follows:

1.           Defined Terms

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

2.	Amendment to Section 2.2 of the Purchase Agreement

Section 2.2 of the Purchase agreement is hereby deleted in its entirety and replaced by the following:

2.2	Consideration for Shares

The aggregate purchase price (the "Purchase Price") for the Shares shall be payable in three installments:

(a)           The first installment  (the "Initial Payment") shall consist of one million three hundred eighty thousand eight hundred two (1,380,802) shares, no par value per share, of the common stock of Buyer (the "Stock"), payable as set forth in Section 2.2.1.

(b)           The second installment (the "Closing Payment") shall consist of three million (3,000,000) shares of Stock, payable as set forth in Section 2.2.1.

(c)           The third installment (the "Contingent Payment") shall consist of a number of shares of Stock, not to exceed two million (2,000,000) shares, payable as set forth in Section 2.2.1.

 First Amendment To
 Stock Purchase Agreement

Unless and until the Stock is registered, all Stock constituting a portion of the Purchase Price shall be "restricted stock" as that term is define in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").  The Shareholders hereby covenant and agree that (i) the right to receive the Contingent Payment may not be sold, assigned or transferred; and (ii) Stock received pursuant to this Agreement shall not be hypothecated, negotiated, offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act (and applicable state securities laws) or pursuant to an exemption from registration under the Act (and applicable state securities laws) and until the expiration or termination of any lock-up agreement related thereto.

3.           Amendment to Section 2.2.1 of the Stock Purchase Agreement

Section 2.2.1 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced by the following:

2.2.1	Payment

(a)           First installment: At Closing (as defined below), or as promptly thereafter as possible, Buyer shall pay the Initial Payment by directing its transfer agent, Computershare Trust Company, Inc. (the "Transfer Agent"), to (a) issue to Don W. Rakestraw 715,256 shares of Stock; (b) issue to Jeffrey R. Grime 527,466 shares of Stock; and (c) issue to J.O. McFalls, III 138,080 shares of Stock.

(b)           Second installment:  At Closing (as defined below), or as promptly thereafter as possible, Buyer shall pay the Closing Payment by directing its transfer agent, Corporate Stock Transfer (the "Transfer Agent"), to (a) issue to Don W. Rakestraw 1,554,000 shares of Stock; (b) issue to Jeffrey R. Grime 1,146,000 shares of Stock; and (c) issue to J.O. McFalls, III 300,000 shares of Stock.

(c)           Third Installment:  If the Company (or a subsidiary thereof, including, Point One, L.L.C.) receives one or more significant RFPs, RFQs or SOWs from the federal government or a significant industry participant (including, but not limited to, the Maryland Procurement Office) and responds to such requests with one or more proposals not later than December 31, 2007 (the date upon which such condition is met being referred to herein as the "Contingent Payment Determination Date"), then Buyer shall pay the Contingent Payment in an amount of shares of Stock to be determined by Buyer; provided, however, that in no event shall the Contingent Payment exceed 2,000,000 shares of Stock.  Not later than five (5) days after the Contingent Payment Determination Date, Buyer shall direct its Transfer Agent to issue to each Don W. Rakestraw, Jeffrey R. Grime, and J.O. McFalls, III, their pro rata share (i.e., 51.8% to Don W. Rakestraw; 38.2% to Jeffrey R. Grime, and 10% to J.O. McFalls, III) of the number of shares of Stock required to be issued by Buyer pursuant to this Section 2.2.1(b), if any.

 First Amendment To
 Stock Purchase Agreement

4.           Miscellaneous

Except as specifically amended and modified herein, the Purchase Agreement remains the same and shall otherwise continue in full force and effect, and to such extent, is hereby ratified and confirmed in all respects.  To the extent of any inconsistency between this Amendment and the Purchase Agreement, the terms of this Amendment shall control.  This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument binding upon all of the parties hereto, notwithstanding the fact that all parties are not signatory to the original or the same counterpart.  For purpose of this Amendment, fax signatures shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.  The parties agree to execute and deliver all other appropriate supplemental agreements, documents, or other instruments, and to take any other action necessary, to make this Amendment and the Purchase Agreement fully and legally effective, binding, and enforceable as between them and as against third parties or as necessary to effectuate the intent of this Amendment.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement effective as of the date and year first above written.

BUYER:

Xedar Corporation,
a Colorado corporation

By:     /s/ Hugh H. Williamson, III
  Hugh H. Williamson, III, President and CEO

COMPANY:

Atlantic Systems Corporation
a Virginia corporation

By:  /s/ Don W. Rakestraw

Name: Don W. Rakestraw

Title:   CEO

SHAREHOLDERS:

 /s/ Don W. Rakestraw
Don W. Rakestraw

 /s/ Jeffrey R. Grime
Jeffrey R. Grime

 /s/ J.O. McFalls, III

First Amendment To
Stock Purchase Agreement